EXHIBIT 12.1
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

                                    EMT CORP.
                             CALCULATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                            Period
                                             From        Period
                                   Year     December    From July      Year     Year      Year     Period
                                  Ended   22, 2001 to   1, 2001 to    Ended     Ended     Ended     Ended
                                 December   December     December    June 30,  June 30,  June 30,  June 30,
                                 31, 2002   31, 2001     21, 2001      2001      2000      1999     1998
                                 --------   --------    ---------    --------  -------   --------  -------

Interest Expense...........       $33,422    $1,087       $26,514    $101,655  $45,448   $22,123   $1,498
Amortization of Debt
  Issuance Costs.............       1,595        43           757       1,584      639       332       24
Income Before
  Taxes........................    24,638       820        11,640      10,787    3,926     3,748      202
                                   ------    ------        ------      ------  -------    ------   ------
           Earnings............    59,655     1,950        38,911     114,026   50,013    26,203    1,724
                                   ------    ------        ------      ------  -------    ------   ------

Interest Expense...........        33,422     1,087        26,514     101,655   45,448    22,123    1,498
Amortization of Debt
  Issuance Costs.............       1,595        43           757       1,584      639       332       24
                                   ------    ------        ------      ------  -------    ------   ------
          Fixed                    35,017     1,130        27,271     103,239   46,087    22,455    1,522
                                   ------    ------        ------      ------  -------    ------   ------
Charges......
Ratio of Earnings to
          Fixed                      1.70%     1.73%         1.43%       1.10%    1.09%    1.17%    1.13%
                                     =====     =====         =====       =====    =====    =====    =====
Charges......

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